EXHIBIT 10(i)
                               Consent of Counsel
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                       Jorden Burt Berenson & Johnson LLP
                       1025 Thomas Jefferson Street, N.W.
                                   Suite 400-E
                             Washington, D.C.  20007



                                 December 27, 1995




   American International Life Assurance
     Company of New York
   80 Pine Street
   New York, New York   10005


   Gentlemen:

   We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 33-39170) filed by American International Life Assurance Company of New York and Variable Account A with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.


                                 Very truly yours,



                                 /s/Jorden Burt Berenson & Johnson LLP
                                 Jorden Burt Berenson & Johnson LLP
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